UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2026

GLOBAL ARENA HOLDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-49819	33-0931599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1159 2nd Avenue, Ste 454 New York, NY	10065
(Address of Principal Executive Offices)	(Zip Code)

(646) 801-5524

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 26, 2026, following termination of the 2025 Easterly APA (as hereinafter defined), Global Arena Holding, Inc. (the “Company”) entered into that certain Asset Purchase Agreement (the “2026 Easterly APA”) with Global Election Services, Inc. (“GE Services” and together with the Company, the “Sellers”), GES Acquisition Corp. (“GES Acquisition”), and Easterly CV VI LLC (“Easterly”).

Asset Sale. Pursuant to the terms of the 2026 Easterly APA, the Sellers agreed to sell to GES Acquisition all of their right, title and interest in and to Sellers’ business of providing technology-enabled paper absentee, mail ballot and online election services in the U.S. (the “Business”) and the assets, properties and rights of the Sellers, other than the Excluded Assets (as defined in the 2026 Easterly APA) (the “Assets”). The Assets include identified tangible and intangible property used in the Business, contracts, intellectual property, assigned permits, accounts receivable, rights to causes of actions and warranties, purchased records, and goodwill of the Business; and exclude specified assets, including, but not limited to, cash and cash equivalents, tax returns and refunds, retained benefit plans and employment agreements.

Consideration. Pursuant to the terms of the 2026 Easterly APA, the consideration payable by GES Acquisition to the Sellers for the Assets will be as follows:

(i)	The assumption by GES Acquisition to the Sellers of the Assumed Liabilities (as defined in the 2026 Easterly APA);
(ii)	The payment of the sum of $2,400,000 to GE Services, to be paid in cash at the closing; and
(iii)	The issuance to the Company of 2,571,428 shares of common stock of GES Acquisition.

Designation of GES Series A Stock. Prior to the closing, GES Acquisition agreed to designate 6,000,000 shares of its preferred stock as Series A convertible preferred stock (the “GES Series A Stock”).

Easterly Transactions. Easterly previously funded to the Sellers the following amounts, totaling $1,920,000 (collectively, the “Previously Funded Amounts”), which, as of February 25, 2026, were due and repayable to Easterly:

(i)	$1,153,555, which has been paid to certain creditors of the Sellers;
(ii)	$331,835, which has been paid for GES Services’ software technology;
(iii)	$374,610, to reimburse the Sellers for certain transaction expenses; and
(iv)	$60,000, which, as of February 25, 2026, was being held by the Sellers.

GES Acquisition agreed to issue and sell to Easterly, at the closing, 6,000,000 shares of GES Series A Stock at a negotiated value for sale of $0.9375 per share, for a total consideration payable of $5,625,000 (the “Total Subscription Consideration”) as follows:

(i)	$2,400,000 of the Total Subscription Consideration, in exchange for 2,560,000 shares of GES Series A Stock, will be paid by Easterly to GES Acquisition at the closing, and then GES Acquisition will transfer such amount to the Sellers in consideration of the acquisition of the Assets.
(ii)	$1,920,00 of the Total Subscription Consideration, in exchange for 2,048,000 shares of Series A Stock, will be deemed satisfied by forgiveness of the repayment of the Previously Funded Amounts by Sellers to Easterly. Upon issuance of the 2,048,000 shares of GES Series A Stock to Easterly, the Previously Funded Amounts will be deemed repaid in full, and the Sellers will have no further obligations with respect thereto.
(iii)	$1,305,000 of the Total Subscription Consideration, in exchange for 1,392,000 shares of GES Series A Stock, will be paid via delivery by Easterly to GES Acquisition of a promissory note.

Employment Agreements; GES Acquisition Officers and Directors. GES Acquisition agreed to enter into, at the closing, (i) an employment agreement with John S. Matthews pursuant to which Mr. Matthews will serve as Chief Executive Officer of GES Acquisition, and (ii) an employment agreement with Kathryn Weisbeck pursuant to which she will serve as an executive officer of GES Acquisition. Mr. Matthews is the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of the Board, and is a significant stockholder of the Company. Ms. Weisbeck is an executive officer and significant stockholder of the Company. GES Acquisition Corp. also agreed to name Darrell Crate as a director of GES Acquisition at the closing, and agreed that, at the closing, GES Acquisition’s board of directors would be comprised of Mr. Matthews and no more than two other persons.

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Redemption. Immediately following the closing, GES Acquisition will redeem the one share of GES Acquisition common stock held by Mr. Matthews at a redemption price of $1.00.

Closing Conditions. The transaction is subject to standard closing conditions, including but not limited to, receipt of approval by the Company’s stockholders; receipt of required governmental consents; no injunctions or governmental restriction on the transaction; and no third party actions to enjoin or otherwise restrict consummation of the closing. Closing is also conditioned upon the finalization and execution of all transaction documents.

Termination. The 2026 Easterly APA may be terminated, subject to the terms of the 2026 Easterly APA, by mutual written consent; if the transaction does not close by April 30, 2026; if there are injunctions or governmental restrictions on the transactions contemplated by the 2026 Easterly APA; upon material breach by any party that is not cured within the specified period; upon a material adverse effect, not cured within the specified period, on the condition (financial or otherwise), business, assets, properties or results of operations of one of the parties or the ability of one of the parties to consummate the transactions; or if required Company stockholder approval is not obtained by April 30, 2026.

Indemnification. The 2026 Easterly APA includes mutual indemnification obligations whereby the Sellers agreed to indemnify GES Acquisition Corp., Easterly and their respective affiliates against liabilities arising from the Excluded Assets or excluded liabilities, the Sellers’ indebtedness as it relates to the Business, the Sellers’ transaction expenses, to the extent not paid on or prior to the closing date or comprising an assumed liability; and breaches of representations, warranties, or covenants. GES Acquisition and Easterly also agreed to indemnify the Sellers and their respective affiliates against liabilities arising from GES Acquisition’s ownership and operation of the Assets following the closing; GES Acquisition’s failure to perform, discharge or satisfy the assumed liabilities; and breaches of representations, warranties, or covenants. Indemnification claims must exceed $100,000 and total liability for non-fraud claims was capped at $1.375 million.

The foregoing description of the 2026 Easterly APA does not purport to be complete and is qualified in its entirety by reference to the full text of the 2026 Easterly APA, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The Company, GES Acquisition Corp., Global Election Services, Inc., Global Election Services Holding LLC, and Easterly were parties to that certain Asset Purchase Agreement, dated as of July 1, 2025, as amended by Amendment No. 1 to Asset Purchase Agreement, dated as of August 29, 2025 (as amended, the “2025 Easterly APA”). On February 25, 2026, the parties to the 2025 Easterly APA entered into a Termination of Asset Purchase Agreement (the “2025 Easterly APA Termination”), pursuant to which the parties thereto agreed to terminate, as of February 25, 2026, the 2025 Easterly APA, subject to the terms set forth in the 2025 Easterly APA Termination.

The foregoing description of the 2025 Easterly APA Termination does not purport to be complete and is qualified in its entirety by reference to the full text of the 2025 Easterly APA Termination, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2026, the Company filed an Amended and Restated Certificate of Designations of Preferences and Rights (the “A&R Certificate of Designations”) of the Series A convertible preferred stock (the “Series A Preferred Stock”) with the Secretary of State of the State of Delaware. The material terms of the Series A Preferred Stock are set forth below.

Number; Stated Value. The number of authorized shares of Series A Preferred Stock is 400,000 shares. Each share of Series A Preferred Stock has a stated value of $20.00, subject to adjustment as set forth in the A&R Certificate of Designations (such amount as applicable from time to time, the “Stated Value”). The Stated Value of each issued and outstanding share of Series A Preferred Stock will increase each year on the annual anniversary of the issuance date of the applicable share of Series A Preferred Stock by $1.60.

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Conversion. The Series A Preferred Stock is convertible into restricted shares of common stock at the option of the holder at any time following the 12-month anniversary of the issuance of the applicable shares of Series A Preferred Stock, if such shares have been issued and outstanding for at least such 12-month period. Each share of Series A Preferred Stock is convertible into a number of shares of common stock equal to (i) the Stated Value as of the conversion date, divided by (ii) the greater of (A) 90% of the Market Price (as defined in the A&R Certificate of Designations); and (B) $0.01.

Voting Rights. Shares of Series A Preferred Stock have no voting rights except as required by law or as stated in the A&R Certificate of Designations.

Beneficial Ownership Limitation. No holder of Series A Preferred Stock may complete a conversion if such conversion would result in beneficial ownership of more than 4.99% of the Company’s outstanding common stock.

Amendment. The Company may not amend or repeal the A&R Certificate of Designations without the prior written consent or approval of holders of Series A Preferred Stock holding a majority of the Series A Preferred Stock then issued and outstanding, voting separately as a single class, and with each share of Series A Preferred Stock having one vote on any such matter.

No Optional Redemption. The Company may not redeem any of the outstanding shares of Series A Preferred Stock without the written agreement of the applicable Series A Holder holding such applicable shares of Series A Preferred Stock.

No Participation. The Series A Preferred Stock is not entitled to receive any dividends or distributions paid on the Company’s common stock or any other class of preferred stock, and the Series A Preferred Stock will not participate in any dividends, distributions or payments to the common stockholders or holders of any other class of preferred stock, whether in liquidation, by dividend or otherwise.

No Transfer. The Series A Preferred Stock may not be sold, gifted, assigned or otherwise transferred, and no right, title or interest in the Series A Preferred Stock may be created, sold, gifted, assigned or otherwise transferred, without the prior written approval of the Board in its sole discretion, and any such action without such prior written consent will be automatically null and void and of no force or effect.

The foregoing description of the A&R Certificate of Designations is not complete and is qualified in its entirety by reference to the full text of the A&R Certificate of Designations, which is filed herewith as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock, as filed with Delaware Secretary of State on February 27, 2026.
10.1	Asset Purchase Agreement, dated as of February 26, 2026, by and among the registrant, Global Election Services, Inc., GES Acquisition Corp., and Easterly CV VI LLC.
10.2	Termination of Asset Purchase Agreement, dated as of February 25, 2026, by and among the registrant, GES Acquisition Corp., Global Election Services, Inc., Global Election Services Holding LLC, and Easterly CV VI LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Global Arena Holding, Inc.

Dated: March 3, 2026	By:	/s/ John Matthews
John Matthews
Chief Executive Officer

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